                                                                   EXHIBIT 10.29


                           AGILENT TECHNOLOGIES INC.
                                      AND
                                 DIADEXUS INC.

                    DNA MICROARRAY TECHNOLOGY ACCESS PROGRAM

                         MASTER EARLY ACCESS AGREEMENT

                               TABLE OF CONTENTS

                                                                                  Sections
                                                                                  --------
  RECITALS

  DEFINITIONS ......................................................................1
  ORDERING ARRAY PLATFORM PRODUCTS .................................................2
  LICENSE GRANTS....................................................................3

     Licenses to Licensee; Certain Requirements ..................................3.1

     Restrictions on Use .........................................................3.2

     Protection of Agilent Technology, including Trade Secrets ...................3.3

     Return of LP-2, MR-2 Exchange ...............................................3.4

     Intellectual Property Protection/Proprietary Markings .......................3.5

     Ownership....................................................................3.6

  TERM..............................................................................4
  TAXES ............................................................................5
  WARRANTY; REMEDY; DISCLAIMER .....................................................6

     Warranties...................................................................6.1

     Licensee's Acknowledgements and Waiver ......................................6.2

     Warranty only for the Benefit of Licensee ...................................6.3

     Limitations on the Warranties ...............................................6.4

     Affects of Modifying Array Platform Products ................................6.5

  REMEDY FOR A BREACH OF WARRANTY; DISCLAIMERS .....................................7

     Remedy ......................................................................7.1

     Disclaimer of Warranties ....................................................7.2



INDEMNIFICATIONS..................................................................8

   Indemnification by Licensee................................................. 8.1

   Agilent's Infringement Indemnification...................................... 8.2

   Limitation of Indemnification to Licensee................................... 8.3

   Entire Liability; No Consequential Damages.................................. 8.4

LIMITATION OF LIABILITY AND ACTIONS ..............................................9

   Limitations on Agilent's Liability ..........................................9.1

   Disclaimers .................................................................9.2

   Limitation of Actions .......................................................9.3

COVENANT NOT TO SUE .............................................................10

CONFIDENTIALITY AND NONDISCLOSURE ...............................................11

   Confidentiality/Non-Disclosure of Agilent Confidential Information..........11.1

   Confidentiality/Non-Disclosure of Licensee Confidential Information.........11.2

   Equitable Relief............................................................11.3

TERMINATION .....................................................................12

   Expiration..................................................................12.1

   Basis for Termination by Agilent ...........................................12.2

   Basis for Termination by Licensee ..........................................12.3

   Disposition of Licensed Items on Termination ...............................12.4

GENERAL..........................................................................13

   Waiver, Amendment or Modification ..........................................13.1

   Notices ....................................................................13.2



     Entire Agreement ...........................................................13.3

     Successors And Assigns .................................................... 13.4

     Governing Law; Severability ............................................... 13.5

     Compliance With The Law ................................................... 13.6

     Relationship Of The Parties ............................................... 13.7

     Survival .................................................................. 13.8

     Publication ............................................................... 13.9

     Force Majeure .............................................................13.10

     Counterparts ..............................................................13.11

     Headings ..................................................................13.12

     Tap Order............................................................. Exhibit A

     Customer Feedback Form.................................................Exhibit B

                            AGILENT TECHNOLOGIES INC.
                    DNA MICROARRAY TECHNOLOGY ACCESS PROGRAM
                          MASTER EARLY ACCESS AGREEMENT

Reference Number: Quote #2000-074

       This DNA Microarray Technology Access Program Master Early Access Agreement ("Agreement") dated as of this 23rd day of August, 2000, (the "Effective Date"), is entered into between Agilent Technologies Inc., with principal offices located at 395 Page Mill Road, Palo A1to, CA 94306 ("Agilent") and diaDexus Inc., with principal offices located at 3303 Octavius Drive, Santa Clara CA 95054 ("Licensee").

                                    RECITALS

       WHEREAS: Agilent has an ongoing DNA Microarray Technology Access Program ("TAP") for DNA microarray technology, products, and services and desires to provide Licensee with, and Licensee desires to obtain, early access to any of the latest-developed components of TAP "Array Platform Products" (as hereinafter defined) prior to any commercial release of like products.

       WHEREAS: Early access offers Licensee a competitive advantage, in addition to which, the potential to influence the direction of Agilent future product research and development in the area of DNA microarray technology through direct feedback and input from Licensee regarding the Array Platform Products. As such, Agilent is willing to grant Licensee and Licensee desires to acquire rights for early access to the Array Platform Products on the terms and conditions stated in this Agreement.

       WHEREAS: Agilent desires to obtain data, information and input from Licensee regarding the performance and use of the Array Platform Products and, in addition, the priorities of Licensee in the development of future Agilent products to assist Agilent in its ongoing development of the Array Platform Products. Such data, information and input from Licensee is intended to help perfect or improve the product and service performance of the Array Platform Products.

       WHEREAS: Licensee is willing to assist Agilent in evaluating the Array Platform Products by supplying data, information and input to Agilent regarding the performance and use of the Array Platform Products (as provided in Exhibit B, attached hereto and made a part of this Agreement) and, in addition, potentially



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




influence the development of future Agilent products in accordance with Licensee's desires.

       NOW THEREFORE: Licensee is willing to accept the TAP on the terms and conditions set out herein, and is willing to accept the limited licenses and other limitations and restrictions set out in this Agreement.

                                    AGREEMENT

       In consideration of the foregoing Recitals and the mutual covenants, terms, and conditions contained herein, the Parties hereto agree as follows:

1. DEFINITIONS.

Each of the capitalized terms in this Agreement shall have the meaning defined below. Terms defined in singular form shall include as appropriate the plural form and vice versa.

       1.1 "Affiliate" means any Entity controlled by, controlling, or under common control with, a Party hereto and shall include without limitation any company more than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock of a Party.

       1.2 "AGREEMENT" shall mean this Agreement and any Exhibits attached hereto.

       1.3 "AGILENT FIELD" means the analysis of biological processes in research and development.

       1.4 "AGILENT KNOW-HOW" means all scientific, technical and engineering information whatsoever which (i) Agilent (or its predecessor-in-interest) owns or controls or to which Agilent (or its predecessor-in-interest) has a license including the right of sublicense as of the Effective Date or during the Term,
(ii) Agilent uses reasonable efforts to protect as a trade secret, (iii) is incorporated into or used in the design, development, manufacture, commercialization or use of any Platform Array or Platform Array Enhancement and
(iv) is not publicly known or available and is not the subject of a patent application.

       1.5 "AGILENT PATENTS" means all patents and patent applications that relate to the Array Platform Products and that, as of the Effective Date, Agilent owns, controls, or has a license to, with the right to sublicense, where
(i) patents include, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction and (ii) "patent applications" means all applications filed in any jurisdiction including, without limitation, any provisionals, divisionals, continuations, and continuations-in-part and that relate to the Array Platform Products or that cover Inventions or discoveries that are generated during the Term by Agilent as a result of activities conducted pursuant to the TAP or as a result of an "Array Platform Product Enhancement"(as defined in Section 1.8 below).

       1.6 "AGILENT TECHNOLOGY" means Agilent Patents, Agilent Know-How and Agilent copyrights and trademarks relating to any Array Platform Product, Array Platform Product Enhancement or portion thereof.

       1.7 "ARRAY PLATFORM PRODUCTS" means the LP-2, MR, Feature Extraction Software, Custom In Situ Microarrays, hybridization chambers, hybridization oven, slide holders, products of Technical System Support ("Support Products"), and Systems Upgrades, including Array Platform Product Enhancements and any associated protocols for using the foregoing as provided to Licensee by Agilent.

       1.8 "ARRAY PLATFORM PRODUCT ENHANCEMENTS" means enhancements, additions or refinements to Array Platform Products wherein the use of such enhancements, additions or refinements in the context of its application to or in connection with Array Platform Products involves Agilent Technology. "Array Platform Product Enhancements" are those which have been developed solely by Agilent or jointly by Agilent and Licensee during the Term (as further described in Section 3.6).

       1.9 "BANKRUPTCY EVENT" means an event or circumstance with respect to a Party whereby such Party (i) ceases conducting its business in the normal course, (ii) makes a general assignment for the benefit of its creditors, (iii) petitions, applies for, suffers or permits, with or without its consent, the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets or (iv) avails itself or becomes subject to any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

       1.10 "COLLABORATOR" means any Third Party engaged with Licensee in a Collaboration.

       1.11 "COLLABORATION" means a bona fide scientific collaboration between Licensee and a Third Party under a written contract and research plan in a



                                        3
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specified area, in which: (a) such Third Party receives biological materials and/or proprietary information of Licensee or Licensee receives biological materials and/or proprietary information of the Third Party; (b) Licensee has been granted significant proprietary rights for significant intellectual property generated in the collaboration; (c) the collaboration is within licensee's normal business model (which model is as of the Effective Date,) and wherein Licensee's normal business model does not include the provision of nucleic acid hybridization services or products or database distribution services or products for Third Parties; (d) Licensee and its collaborator provide significant scientific input to the collaboration in addition to data, wherein significant scientific input includes, for example, material input to experimental design, material contributions to experimental execution and material data analysis; and (e) the data are used primarily to facilitate Licensee's research, development, or commercialization of particular molecules, classes of molecules, or therapeutic areas. A Collaboration shall not in any event, however, include an arrangement under which a Licensee provides Microarray Services on a fee-for-service or similar basis, nor shall a Collaboration include any arrangement by Licensee with a Third Party who engages in business to provide services similar to Microarray Services, or to provide analysis of Microarray data.

       1.12 "COMPONENT" means an element, component or constituent of an Array Platform Product or a device, method, or chemical used in the design, development, manufacture or use of an Array Platform Product.

       1.13 "CONFIDENTIAL INFORMATION" means any information disclosed by one Party to the other in connection with activities under this Agreement including, but not limited to, know how, scientific, technical and engineering information, reports exchanged between the Parties, marketing and other business plans, information relating to a Party's products, sales, financial and corporate affairs, suppliers, customers, employees, or investors, and other comparable information; provided, that information will be "Confidential Information" only if it is so identified hereunder or marked as confidential at the time of disclosure or, if the material is not in written form (e.g., orally disclosed), it is treated as confidential at the time of disclosure (or there is some express indication that the oral disclosure was among information intended to be kept confidential at the time of disclosure); and provided further that information will not be "Confidential Information" if it is or becomes generally known or available to the public other than through a prohibited disclosure by a Party hereto, or if such information becomes known to a Party on a non-confidential basis from a third party, or if such information is later publicly made known by the disclosing Party, or if such information was already known to the receiving Party before the disclosure by the disclosing Party.

     1.14 "CUSTOM IN SITU MICROARRAY" means an In Situ Microarray using nucleotides provided by Licensee.


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




       1.15 "EFFECTIVE DATE" shall mean the date first set forth above.

       1.16 "ENTITY" means any natural or legal person, partnership, association or governmental authority.

       1.17 "FEATURE EXTRACTION SOFTWARE" means software that is used by or in an LP-2 or MR-2 and that is limited to extraction of basic feature identity data (i.e., association of a particular feature with a particular probe) and intensity data (i.e., reporting of the signal and noise, background, confidence and associated statistics) from such LP-2 or MR-2.

       1.18 "INVENTION" means anything that is potentially patentable under the patent law of the United States (Title 35, U.S. Code Section 101 et seq.).

       1.19 "IN SITU MICROARRAY" means a Microarray in which oligonucleotides or oligonucleotide analogs are synthesized from individual nucleotides or nucleotide analogs on a substrate, to be used as probes in research or development activities.

       1.20 "MICROARRAY" means a substrate-bound spatially ordered collection of nucleic acid molecules or nucleic acid analogs that can bind specifically to:
(a) nucleic acid molecules; or (b) molecules that can bind nucleic acids, where the spatially ordered collection of such molecules is configured to allow for the simultaneous probing of a plurality of specific and unique target molecules present in a single sample mixture.

       1.21 "MICROARRAY DESIGN SERVICES" means consulting services provided by Agilent relating to the choice of probe sequences and their arrangement on In Situ Microarrays.

       1.22 "MICROARRAY SERVICES" means generally, services through the use of or using Microarrays.

       1.23 "NON-ARRAY PLATFORM JOINT INVENTION" shall have the meaning ascribed to it in Section 4.4.2 hereof.

       1.24 "PARTY" and "PARTIES" means Agilent and/or Licensee as the context requires.

       1.25 "SUPPL(Y)(IED)(YING)" means sell, supply, lend, let out on hire, lease or any other disposal, and in the case of services and databases includes the provision of access to information.

       1.26 "SYSTEMS UPGRADES" means such upgrades to the Array Platform Products as Agilent develops and has available for shipping during the term hereof.

       1.27 "TERM" shall have the meaning ascribed thereto in Section 5 hereof.

       1.28 "THIRD PARTY" means any individual or entity other than Licensee, Agilent or Affiliates of either Party.

2. ORDERING ARRAY PLATFORM PRODUCTS; SERVICES PROVIDED.

       2.1 MASTER AGREEMENT, ONGOING SALES AND SERVICES. This Agreement is a master agreement under which Licensee enters into a subscription for TAP. Pursuant to this Agreement, Licensee shall order from Agilent any combination of the following products, services, and/or support, which altogether or as a subset make up the Array Platform Products, as identified in items 2.2.1 through
2.2.6 below. The services and support of Sections 2.2.3--2.2.6 (the "Services") is a subset of the Array Platform Products. Licensee shall order Array Platform Products by signing and delivering to Agilent an order in a form approved by Agilent that contains substantially the information set forth in Exhibit "A" ("TAP Order"), for the prices set out therein. Such TAP Order shall not be binding until accepted by Agilent in writing. Licensee may make further orders for certain of the individual components of TAP as described in items 2.2.1 through 2.2.3, if available, at the times and for prices as provided in a supplement to Exhibit A. Agilent's acceptance of any order made by Licensee under this Agreement shall be subject to all applicable provisions of this Agreement as well as any additional provisions that may be set forth in the order. Licensee order configuration and further terms relating to the products are on contained on Exhibit A.

       2.2 THE ARRAY PLATFORM PRODUCTS.

              2.2.1 SCANNER. If Licensee is ordering a Scanner, the TAP Order will include one (1) Microarray Scanner (the "LP-2") which is a developmental prototype DNA scanner that uses two lasers to rapidly read microarrays. Additional LP-2's may be ordered at the discounted price as Agilent may offer and set out in Exhibit "A", pursuant to the Terms and Conditions of the TAP Order. Upon its commercial availability, each ordered LP-2 shall be exchanged for the commercial released version (the "MR-2") of the LP-2 DNA Scanner.

              2.2.2 CUSTOM IN SITU MICROARRAYS. If Licensee is ordering Custom In Situ Microarrays, Licensee's TAP Order will specify Custom In Situ Microarrays, to be delivered in the quantities, at the times and for the prices provided in Exhibit A. Sequences shall be specified by Licensee and digitally transmitted to Agilent. Agilent shall prepare the In Situ Microarrays according to the delivery schedule provided in Exhibit A, provided Agilent receives the necessary array content information at the appropriate time and such information is provided in accordance with Agilent's array sequence specifications. Additional Custom In Situ Microarrays will be available to Licensee according to a discount schedule attached as Exhibit "A"and pursuant to the Terms and Conditions of the TAP Order.

              2.2.3 MICROARRAY DESIGN SERVICES. This TAP Order includes the Microarray Design Services, described in Exhibit "A". Additional Microarray Design Services will be available to Licensee according to a discount schedule provided in Exhibit "A", pursuant to the Terms and Conditions of the TAP Order.

              2.2.4 SCIENTIFIC CONSULTING. Each TAP Order includes Scientific Consulting during the Term.

              2.2.5 TECHNICAL SYSTEM SUPPORT. Each TAP Order includes installation, training or other services, depending on the particular Array Platform Products ordered.

              2.2.6 SYSTEMS UPGRADES. Each TAP Order includes the right of Licensee to receive such upgrades to the Array Platform Products as Agilent develops and has available for shipping during the Term.

3. LICENSE GRANTS.

       3.1 LICENSES TO LICENSEE; CERTAIN REQUIREMENTS.

              3.1.1 ARRAY PLATFORM PRODUCTS. Subject to the terms and conditions of this Agreement Agilent hereby grants to Licensee and its Affiliates or Collaborators under the Agilent Technology, a worldwide non-exclusive, non-sublicensable, license only for use with the Array Platform Products delivered to Licensee by Agilent pursuant to Sections 2.2.1, 2.2.2, 2.2.3 and
2.2.6 hereof in accordance with the labels (as described in Section 3.1.2 below) for, or affixed to, the Array Platform Products.

              3.1.2 LABELS FOR USE OF THE ARRAY PLATFORM PRODUCTS. Labels for the use of the Array Platform Products shall accompany the delivery of the Array Platform Products and shall state the following restriction:

                     The use of the Array Platform Products (including, but not limited to the LP-2 or MR DNA Microarray Scanner, Custom In Situ Microarrays, and any Systems Upgrades) is restricted to internal use for research purposes only. Internal use includes use by an Affiliate of Licensee and use in a Collaboration.

              3.1.3 INTERNAL USE ONLY. The use of the Array Platform Products (including, but not limited to the LP-2 or MR-2 DNA Microarray Scanner, Custom In Situ Microarrays, Microarray Design Services, and any Systems Upgrades) is restricted to internal use only. Internal use includes use in a Collaboration.


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        3.2 RESTRICTIONS ON USE. Licensee is authorized to use the Array
Platform Products only under the license provided and in accordance with Section
3.1 and the rest of this Agreement. Licensee shall not use the Array Platform Products in any manner not expressly authorized by the Agreement. Licensee shall not (i) rent, sell, assign, lease, share, sublicense, or otherwise transfer or dispose of the Array Platform Products or any portion thereof, or use the Array Platform Products in any manner not expressly authorized by this Agreement; (ii) derive or attempt to derive the source code, source files, microarray designs or structure of all or any portion of the Array Platform Products except Joint Enhancement(s) by reverse engineering, disassembly, decompilation, or any other means; (iii) copy, translate, port, modify, make derivative works of the Array Platform Products, or file patent applications based on the Array Platform Products that incorporate Agilent Technology except Joint Enhancement(s), except to the extent (if any) expressly authorized by this Agreement; or (iv) use the Array Platform Products to construct commercial databases or provide microarray-derived data (other than Licensee's probe design data) or services to Third Parties (other than Collaborators) without securing an additional license from Oxford Gene Technology, Ltd. specifically permitting such activities.

        3.3 PROTECTION of AGILENT TECHNOLOGY, INCLUDING TRADE SECRETS. Licensee acknowledges and agrees that the Array Platform Products and portions thereof are based on Agilent Technology including but not limited to Agilent Know-How and Agilent Patents. Licensee agrees to use the Array Platform Products, Agilent Technology, and any portion thereof, only in accordance with the terms of the Agreement. Licensee agrees that it shall not use the Array Platform Products, Agilent Technology or any portion thereof, in developing similar or competitive products to the licensed items. For example, Licensee shall not use Agilent-provided probes, probe sets or microarray designs to develop non-Agilent probes, probe sets, in situ microarrays or microarray designs. Notwithstanding any other rights and remedies Agilent may have, and providing for any improvements to Array Platform Technology pursuant to Section 3.6.5, Licensee agrees that in the event that the Array Platform Products, Agilent Technology, and any portion thereof is used by Licensee in the development of similar or competitive products or services to the Array Platform Products, or in achieving intellectual property rights including but not limited to patent, copyright, trade secret or trademark protection covering similar or competitive products or services to the Array Platform Products, then Licensee shall grant to Agilent a perpetual, worldwide, non-exclusive, royalty freely sub-licensable license, under such intellectual property rights, to manufacture, have manufactured, use, Supply, offer for Supply, or import and export, any products or services covered by such intellectual property rights.

        3.4 RETURN OF LP-2, MR-2 EXCHANGE. Upon the commercial availability of the MR-2, Licensee shall return to Agilent all LP-2(s) originally delivered to Licensee, in exchange for MR-2(s) at no added cost. Notwithstanding the foregoing, if Licensee terminates the Agreement before the end of the Term and Licensee has


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not fully paid for the Array Platform Products as specified in Exhibit A,
Licensee shall immediately return to Agilent without any exchange all LP-2(s) and MR-2(s).

       3.5 INTELLECTUAL PROPERTY PROTECTION/PROPRIETARY MARKINGS. The Array Platform Products contain material that is protected by United States copyright law and trade secret law, and by international treaty provisions. All rights not expressly granted to Licensee under this Agreement are expressly reserved by Agilent (or its licensor or supplier). Licensee agrees not to remove or destroy any proprietary markings or confidential legends placed upon or contained within the Array Platform Products, any related documentation, or any other related materials.

       3.6 OWNERSHIP.

              3.6.1 ARRAY PLATFORM PRODUCTS. Agilent shall own all copyrights, patents, trade secrets, trademarks, service marks, tradenames, moral rights and other intellectual property and proprietary rights in the Array Platform Products and Array Platform Product Enhancements. Array Platform Product Enhancements conceived or reduced to practice during the Term solely by Agilent or jointly by Agilent and Licensee shall be owned by Agilent. Licensee shall cooperate with Agilent in providing any necessary executed assignments, agreements and/or documentation to effect the transfer of any Licensee ownership of such jointly developed Array Platform Product Enhancements to Agilent. Licensee shall also reasonably cooperate with Agilent, if necessary, in the filing, prosecution and maintenance of any patent applications and the issuance and maintenance of any resulting patents of such jointly developed Array Platform Product Enhancements.

              3.6.2 NON-ARRAY PLATFORM JOINT INVENTION. All rights and title to joint inventions of Licensee and Agilent excluding any Array Platform Product Enhancements ("Non-Array Platform Joint Inventions"), whether patentable or copyrightable or not, will belong jointly to Licensee and Agilent and will be subject to the terms and conditions of this Agreement. Each Party will have the right to independently practice the Non-Array Platform Joint Inventions, without accounting to the other Party, only to the extent that the practice of the Non-Array Platform Joint Inventions by Licensee does not require rights under any other intellectual property rights owned by, either partially or wholly, or licensed to Agilent, and that practice of the Non-Array Platform Joint Inventions by Agilent does not require rights under any other Intellectual Property Rights owned by, either partially or wholly, or licensed to Licensee.

              3.6.3 RIGHT TO BRING ACTION FOR NON-ARRAY PLATFORM JOINT INVENTIONS. Each Party will have the right but not the obligation to bring, at its own expense, an infringement action against any third party under its interest in Non-Array Platform Joint Inventions, subject to the same limitations set forth above with respect to the practice of the Non-Array Platform Joint Inventions by


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

Agilent or Licensee. The Parties will assist one another and cooperate in any such litigation at the other's reasonable request, and, if a Party is necessary in order to institute or maintain an infringement suit by the other Party as defined by law, that Party agrees to be joined in the suit. Licensee and Agilent will jointly have the right, using in-house or outside legal counsel selected by both Parties, to prepare, file, prosecute, maintain and extend patent applications for Non-Array Platform Joint Inventions in countries of the Party's choosing.

              3.6.4 FILING PATENT APPLICATIONS FOR NON-ARRAY PLATFORM JOINT INVENTIONS. Where only one Party desires to file a patent application ("Filing Party") for a Non-Array Platform Invention in one or more countries, then such Filing Party will thereafter have the right, at its sole expense, to prepare, file, prosecute, and maintain the applications in its own name in the one or more countries. The other Party will, at its own expense, assign said patent applications to the Filing Party and provide reasonable assistance to the Filing Party to facilitate the filing and prosecution of all the patent applications that the other Party has elected not to pursue, and the other Party will execute all documents deemed necessary or desirable therefor. The Filing Party will provide to the other Party a royalty-free non-exclusive license, with right to sublicense, under all the patent applications that the other Party has elected not to pursue and the Filing Party has elected to pursue under this Section 3.6. Licensee and Agilent will each hold all information it presently knows or acquires under this Section 3.6 as Confidential Information in accordance with
Section 11.

              3.6.5 LICENSEE DEVELOPED PLATFORM IMPROVEMENT. Any improvements to Array Platform Products conceived or reduced to practice by Licensee during the Term arising from any knowledge or use of the Array Platform Products without contribution by Agilent ("Licensee Inventions") shall be owned by Licensee. Licensee hereby grants to Agilent (and Affiliates) an option (the "Option") for a period of twelve (12) months from the date of disclosure by Licensee ("Option Period") to license (and to sublicense to Agilent's customers) to make, have made, use, sell, have sold, offer to sell, and import Licensee Inventions and to perform and practice products and services of the Licensee Inventions, not including Licensee Inventions directed to probe selection methods or algorithms, wherein the use of such Licensee Inventions in the context of their application to Array Platform Products will also involve the use of Array Platform Products that incorporate Agilent Technology, on a world-wide, non-exclusive basis on reasonable commercial terms. Licensee is under no duty to disclose Licensee Inventions to Agilent. In the event Licensee does make such disclosure (other than disclosure of Licensee probe sequences for manufacture of Custom In Situ Microarrays) or Licensee Inventions become publicly known, Agilent may negotiate within the Option Period such license and incorporate such improvements into its Array Platform Products unless Licensee developed such Licensee Invention entirely independent of any of the Array Platform Products. Any conveyance of Licensee Inventions to Third Parties shall be subject to the Option.


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              3.6.6 CONFIDENTIALITY OF LICENSEE'S PROBES. Agilent shall keep all information provided by Licensee related to Licensee-furnished probe sequences and layouts in strict confidence, in accordance with the provisions of Section
11.2 hereof. Such information shall be segregated and isolated from Agilent's own probe and microarray design efforts and used only for the design of Licensee's Custom In Situ Microarrays. However, Licensee understands and acknowledges that Agilent, its affiliates and collaborators are also involved in probe design efforts and may independently design similar or identical probes.

4. TERM.

The Term of this Agreement shall commence upon the Effective Date and shall expire one (1) year from the Effective Date, or (b) on the date this Agreement is terminated pursuant to Article 12 hereof, whichever date is earlier; provided, however, that the Licensee may continue to participate under the terms of this Agreement subject solely to Agilent's prior approval, which approval may be withheld at Agilent's sole discretion. All licenses granted hereunder, and Licensee's subscription to the TAP, shall, unless sooner terminated in accordance with the provisions of this Agreement, continue until expiration of the Term, and shall lapse and expire upon expiration of the Term.

5. TAXES.

Licensee shall be responsible for and shall pay all sales, use, excise, personal property, and other taxes, fees and charges whatsoever ("Taxes") imposed by any governmental authority relating to, or arising out of, this Agreement or any of the transactions contemplated hereby, exclusive of Taxes based on or measured by Agilent's net income, unless Licensee is exempt from the payment of such Taxes and provides Agilent with evidence of such exemption prior to execution of this Agreement. In the event Agilent pays any such Taxes, Licensee shall reimburse Agilent within thirty (30) days after Agilent's written demand.

6. WARRANTIES: LIMITATIONS ON WARRANTIES.

       6.1 WARRANTIES. Agilent hereby warrants the following to Licensee: (a) that the LP-2 and any Systems Upgrades to the LP-2 shall for one (1) year from the date of installation be free from defects in material or workmanship that substantially impair its performance; (b) that the MR and any Systems Upgrades to the MR shall for one (1) year from the date of installation be free from defects in material or workmanship; (c) that the Custom In Situ Microarrays will operate in substantial conformance with the applicable documentation (if any) during the period expiring ninety (90) days after delivery to Licensee; and (d) that Technical System Support shall be performed in accordance with any established professional standards for such services in Agilent's industry, which warranty as to such services shall expire ninety (90) days after the date they are performed. All warranty claims not made in a written form and subsequently received by Agilent within the applicable warranty period identified in the immediately preceding sentence shall be deemed waived.

       6.2 LICENSEE'S ACKNOWLEDGEMENTS AND WAIVER. Licensee acknowledges and agrees that (a) the Array Platform Products shall only comply and perform in accordance with the standards given in the specifications provided for such Array Platform Products; (b) one significant purpose of this Agreement is to provide for the Array Platform Products to be evaluated; and (c) Licensee shall inform those of its employees involved in using the Array Platform Products about the evaluation aspects of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY, ALL FOREGOING WARRANTIES ARE VOID IF LICENSEE DOES NOT FOLLOW AGILENT-RECOMMENDED PROTOCOLS AND PROCEDURES. MOREOVER, IT IS EXPRESSLY AGREED THAT THE WARRANTIES IN THIS ARTICLE 6 SHALL BE IN LIEU OF ALL WARRANTIES OF FITNESS AND IN LIEU OF THE WARRANTY OF MERCHANTABILITY.

       6.3 WARRANTY ONLY FOR THE BENEFIT OF LICENSEE. The foregoing warranties are solely for the benefit of Licensee, and Licensee shall have no authority to extend such warranties to any other Entity without Agilent's prior written consent.

       6.4 LIMITATIONS ON THE WARRANTIES. Notwithstanding Section 6.1 above, the warranty provisions shall not apply to, and Agilent shall not be responsible for, any defects caused by or resulting from (i) improper installation or use of the Array Platform Products by Licensee, its employees or its agents, (ii) failure by Licensee or its employees or agents to observe any instructions of Agilent or its representatives, (iii) the negligent acts or omissions of Licensee or its employees or agents, (iv) unauthorized alterations, adjustments or modifications by Licensee, its employees or agents, to any of the Array Platform Technology, (v) failure or malfunctioning of software, hardware, or other equipment or facilities not delivered or licensed to Licensee by Agilent,
(vi) abuse or misuse of the Array Platform Products, or any damage thereto after the date of delivery to Licensee, or (vii) failure of Licensee to comply with Agilent recommended Systems Upgrades without the written waiver of Agilent.

       6.5 AFFECTS OF MODIFYING ARRAY PLATFORM PRODUCTS. Any modification, adjustment or alteration of the Array Platform Products by Licensee or any other unauthorized Entity, or failure by Licensee to implement any Systems Upgrades to the Array Platform Products as supplied by Agilent, shall void Agilent's support obligations hereunder, and Agilent's warranty obligations under this Article 6, unless Licensee has obtained prior written authorization from Agilent permitting such modification, adjustment, alteration, or failure to implement.

7. REMEDY FOR A BREACH OF WARRANTY: DISCLAIMERS.

       7.1 REMEDY. In the event of a breach of any of the limited warranties set forth in Section 6.1 as to which Agilent is notified in writing during the applicable warranty period, Agilent shall, at its sole option and expense, and as its exclusive obligation and Licensee's exclusive remedy, repair or have repaired the defective portion of any of the Array Platform Product or furnish a substantially conforming replacement, or re-perform the defective Technical System Support, within a reasonable period after Licensee has notified Agilent in writing and proved that a breach of warranty has occurred. The exclusive remedy set forth in this Section 7.1 shall not be deemed to have failed of its essential purpose so long as Agilent is willing and able to repair (or have repaired) or replace the defective portions of the Array Platform Products, or to re-perform defective Technical System Support, within a reasonable time after Licensee proves to Agilent that a defect covered by warranty has occurred. Agilent shall have fully performed its remedy obligations set forth in this
Section 7.1 providing that such repair or replacement of the defective portions of the Array Platform Product(s) or such re-performance of the defective Technical System Support, as applicable, meets the standards and controls established as benchmarks for performance of the Array Platform Products and Technical System Support as provided in their accompanying documentation.

       7.2 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS
ARTICLE 7, THE ARRAY PLATFORM PRODUCTS AND THE TECHNICAL SYSTEM SUPPORT ARE PROVIDED TO LICENSEE "AS IS", WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 6.1, AGILENT EXPLICITLY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. AGILENT DOES NOT WARRANT TITLE, NOR DOES IT WARRANT THAT THE CUSTOM IN SITU MICROARRAYS OR ANY ARRAY PLATFORM PRODUCTS--WHERE SUCH ARRAY PLATFORM PRODUCTS OR IN SITU MICROARRAYS WOULD NOT INFRINGE BUT FOR LICENSEE'S INPUT OR ADDITIONS THERETO--WILL BE DELIVERED FREE OF THE CLAIMS OF THIRD PERSONS BY WAY OF INFRINGEMENT OR THE LIKE. AGILENT DOES NOT WARRANT THAT THE ARRAY PLATFORM PRODUCTS, THE TECHNICAL SYSTEM SUPPORT, OR ANY PORTION OF THE FOREGOING, WILL MEET LICENSEE'S REQUIREMENTS OR THAT THE OPERATION OF THE ARRAY PLATFORM PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE ARRAY PLATFORM PRODUCTS OR THE TECHNICAL SYSTEM SUPPORT WILL BE CORRECTED. LICENSEE EXPRESSLY AGREES THAT USE OF THE ARRAY PLATFORM PRODUCTS IS AT LICENSEE'S SOLE

RISK. AGILENT DOES NOT WARRANT OR MAKE ANY REPRESENTATION REGARDING THE USE OR THE RESULTS OF THE USE OF THE ARRAY PLATFORM PRODUCTS OR RELATED DOCUMENTATION BEYOND THE WARRANTIES SPECIFICALLY PROVIDED IN THE ABOVE ARTICLE 6, IN TERMS OF THEIR CORRECTNESS, ACCURACY, QUALITY, COMPATIBILITY, CURRENTNESS, RELIABILITY, APPROPRIATENESS FOR A PARTICULAR TASK OR APPLICATION, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY AGILENT OR AGILENT'S AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE LIMITED WARRANTIES SET FORTH IN SECTION 6.1.

8. INDEMNIFICATIONS.

       8.1 INDEMNIFICATIONS BY LICENSEE.

              8.1.1 GENERAL INDEMNIFICATION. Subject to Agilent's performance of its obligations under Section 6.1, except for the subject matter covered by Agilent's obligations Section 8.2 as limited by Sections 8.4 and 8.5, Licensee shall protect, defend and indemnify and hold harmless Agilent, its officers, directors, shareholders, employees, agents, successors and assigns ("Agilent Indemnitees") from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including but not limited to reasonable attorneys' fees and all related costs and expenses) incurred by Agilent Indemnitees as a result of any claim, complaint, suit, proceeding, cause of action, judgment or adjudication against Agilent Indemnitees related to or arising from Licensee's use of the Array Platform Products outside their intended use.

              8.1.2 INFRINGEMENT INDEMNIFICATION. Licensee shall fully indemnify, defend, protect and hold harmless Agilent Indemnitees from and against, third party infringement claims against Agilent Indemnitees asserting Licensee's, its Affiliate's or Collaborator's use of Custom In Situ Microarrays where such claims assert: 1) intellectual property rights in specific nucleic acid sequences, including, without limitation, sequences of the probes attached to the Custom In Situ Microarrays which sequences were placed on such arrays at Licensee's, its Affiliate's or Collaborator's request, subsets or supersets thereof, and complementary sequences; 2) intellectual property rights covering any aspect of experimentation methodology used by Licensee, its Affiliate or Collaborator to create samples to use with microarrays, or covering any aspect of sample preparation in creation by Licensee, its Affiliate or Collaborator of target(s) for hybridization with the microarrays (excluding Agilent-approved dye labeling protocols); 3) use by Licensee, its Affiliate or Collaborator of the TAP technology, products and/or services, in combination with any products or facilities that are not authorized or approved by Agilent; 4) misuse, unauthorized modifications, adjustments or alterations made or used by or under the direction of Licensee, its

Affiliate or Collaborator or failure of Licensee, its Affiliate or Collaborator to implement improvements or upgrades of the TAP technology and/or products as instructed by Agilent.

       8.2 AGILENT'S INFRINGEMENT INDEMNIFICATION. Agilent shall indemnify Licensee, its officers, directors, shareholders, employees, agents, successors and assigns ("Licensee Indemnitees") for third party infringement against Licensee Indemnitees asserting: 1) use of the LP-2 or MR-2 in accordance with Agilent's recommended methods, procedures and upgrades; 2) Array Platform Products as an article of manufacture independent of the sequences thereon; 3) algorithms used in the design of probes in the Microarray Design Services; 4) methodology and reagents used in preparation of samples for hybridization to Custom In Situ Microarrays, if such use is in accordance with Agilent's recommended methods, protocols, upgrades, reagents and suppliers, except that this obligation to defend shall not extend to Licensee's, Affiliate, Collaborator or Licensee Indemnitees willful use of any of the above Agilent technology, products or services after Licensee's receipt of notice of such infringement (unless and until Agilent provides Licensee additional reasonable assurances in writing that such conduct does not infringe of any valid claims of the noticed patent; and 5) any personal injury arising from the Microarray Design Services or use of TAP. In the event that any of the products or services of TAP become the subject of a claim of infringement, Agilent may at its option, procure third party rights to continue use of any TAP technology, product or service, replace or modify any of the foregoing, or, only if neither of the two other options are available terminate the Agreement and refund to Licensee a pro rata amount of the amounts paid by Licensee hereunder, calculated based on a five-year straight-line depreciation basis for equipment that may no longer be used and/or with respect to the In Situ Microarrays, amounts paid by Licensee for the Custom In Situ Arrays in already firmly ordered by the termination date or in inventory in an amount that constitutes the remaining shelf-life of such arrays

       8.3 GENERAL PROVISIONS. The obligations of each party under this Section 8 shall be contingent upon: (i) the indemnified party providing prompt notice to the indemnifying party of each such action or claim; (ii) the indemnifying party retaining exclusive control over the action or claim, including selection of counsel; (iii) the indemnified party provides all assistance reasonably requested by the indemnifying party, at the expense of the indemnifying party;
(iv) the indemnified party does not settle or enter into negotiations to settle the action or claim; and (v) the indemnifying party does not settle any such action or claim that would materially affect the indemnified party without the indemnified party's prior consent, which consent not to be unreasonably withheld or delayed.

       8.4 LIMITATION OF INDEMNIFICATION TO LICENSEE. Agilent Indemnitees assume no liability or indemnity obligation to Licensee beyond that which is provided in Section 8.2, for claims of infringement based in whole or in part upon the Array Platform Products. The foregoing indemnification contained in Section

8.2 above, for claims asserted against Licensee arising out of or as a result of any claim of property infringement, including but not limited to any claim based on patents, know-how or trade secrets of Third Parties, do not include any claims whatsoever for any liability based on or arising from discoveries or inventions whether process, art, method, machinery, manufacture, composition of matter or material, including new uses of any of the foregoing, or any improvements thereof (collectively, "Discoveries") developed in whole or in part through the use of, or with the assistance of any Agilent technology, product or service provided under the Agreement in the form furnished, or as subsequently modified by Agilent, and do not include any claims for actual or consequential damages, claims to revenue streams, attorneys' fees or other costs for defending against such claims based on or arising from such Discoveries, or monies or other consideration paid in settlement of such claims based on or arising from such Discoveries. The above Sections 8.2 and 8.3 state Agilent's entire liability and obligation, and the exclusive remedy of Licensee with respect to infringement of third party intellectual property rights.

       8.5 ENTIRE LIABILITY; NO CONSEQUENTIAL DAMAGES. THE FOREGOING PROVISIONS OF THIS ARTICLE 8 PROVIDES FOR THE ENTIRE LIABILITY AND OBLIGATION ON THE PART OF AGILENT OR AGILENT INDEMNITEES, AND LICENSEE HAS NO OTHER REMEDY, WITH RESPECT TO ANY INFRINGEMENT OR ALLEGED INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE ARRAY PLATFORM PRODUCTS, TECHNICAL SYSTEM SUPPORT, SYSTEM UPGRADES, MICROARRAY DESIGN SERVICES, OR MICROARRAY SERVICES, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT.

9. LIMITATION OF LIABILITY AND ACTIONS.

       9.1 LIMITATIONS ON AGILENT'S LIABILITY. Agilent's liability with respect to the Array Platform Products and all other goods, services, software or technology sold and/or licensed to Licensee shall be limited to the express warranty and related remedy provisions set forth in Section 6.1 and 8.2. Furthermore, Agilent shall not be responsible for use of the Licensed items herein if not operated in a manner recommended in any related documentation, including but not limited to recommended Systems Upgrades; nor shall Agilent be responsible for any non-compliance by Licensee with applicable foreign, federal, state or local laws or regulations, or failure by Licensee to use audit controls or back-up and security procedures. Agilent shall not be responsible for any failure by Licensee to use due care in the use and validation of the results produced by the Array Platform Products.

       9.2 LIMITATION OF LIABILITY AND DISCLAIMER. Agilent Indemnitees shall have no liability, beyond that which is set forth in Sections 8.2, as limited by
8.4 above, with respect to infringement. EXCEPT FOR ITS OBLIGATIONS UNDER SECTIONS 8.2, NEITHER PARTY SHALL BE SUBJECT TO AND DISCLAIMS:

(A) ANY OTHER OBLIGATIONS OR LIABILITIES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER FOR BREACH OF CONTRACT OR WARRANTY OR OTHERWISE; (B) ANY OBLIGATIONS WHATSOEVER ARISING OUT OF TORT CLAIMS (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ARISING UNDER ANY OTHER THEORIES OF LAW WITH RESPECT TO PRODUCTS, SOFTWARE OR TECHNOLOGY SOLD OR LICENSED, OR SERVICES RENDERED, BY AGILENT OR LICENSEE, ITS EMPLOYEES OR AGENTS, OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO; AND (C) ANY INDIRECT OR PUNITIVE DAMAGES WHATSOEVER, EVEN IF SUCH PARTY HAS
BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT FOR ITS OBLIGATIONS UNDER SECTIONS 8.2, AGILENT SPECIFICALLY DISCLAIM ANY LIABILITY FOR PENALTIES (INCLUDING WITHOUT LIMITATION ADMINISTRATIVE PENALTIES); SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES; DAMAGES FOR LOST PROFITS OR REVENUES; DAMAGES FOR LOSS OF BUSINESS, LOSS OF GOODWILL OR BUSINESS REPUTATION, OR LOSS OF DATA OR BUSINESS INFORMATION; LOSS OF USE OF HARDWARE, SOFTWARE, EQUIPMENT OR FACILITIES; DOWNTIME; SHUTDOWN OR SLOWDOWN COSTS; COST OF CAPITAL; COST OF SUBSTITUTE HARDWARE, SOFTWARE, EQUIPMENT, FACILITIES, SERVICES OR ARRAYS; OR FOR ANY OTHER TYPES OF ECONOMIC LOSS, OR FOR CLAIMS BY ANY OF LICENSEE'S CUSTOMERS OR ANY OTHER ENTITY FOR ANY OF THE FOREGOING THE PARTIES EXPRESSLY AGREE THAT THE FOREGOING EXCLUSION OF INDIRECT DAMAGES AND DISCLAIMER OF LIABILITY APPLIES IRRESPECTIVE OF WHETHER ANY OR ALL OF THE WARRANTIES SET FORTH IN SECTION 7 ARE FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. IN NO EVENT SHALL AGILENT BE LIABLE FOR LICENSEE'S MISUSE OR IMPROPER USE OF TAP AND ARRAY PLATFORM PRODUCTS.

       9.3 LIMITATION OF ACTIONS. No action, regardless of form, arising out of any of the transactions contemplated by this first Agreement may be brought by Licensee more than two (2) years after the date on which such cause of action first accrued.

10. COVENANT NOT TO SUE.

Licensee agrees not to sue Agilent or Agilent's Customers ("Covered Parties"), under Licensee patents claiming nucleic acid sequence inventions conceived by Licensee prior to or during the Term of this Agreement ("Licensee Nucleic Acid Patents"), for such Covered Party's use, marketing, or sale of microarrays that include nucleic acid sequences claimed in Licensee Nucleic Acid Patents, solely for discovery research purposes excluding human diagnostics but including the creation of expression or genotyping databases to provide data to third parties ("Covenant

Field") provided that such sequences were obtained or developed by the other without breach of any confidentiality provisions of this contract. No license is granted to Agilent under any Licensee patents. This covenant not to sue does not extend to any use, marketing, or sales activities by Covered Parties outside the Covenant Field, or to any Licensee patents other than Licensee Nucleic Acid Patents. This covenant not to sue shall terminate upon the earlier of: (i) Agilent enters into any agreement with a third party for the development, manufacture, or sale of microarrays for use in the Covenant Field excluding use for platform development, that does not include a substantially similar covenant not to sue; or (ii) upon the last to expire Licensee Nucleic Acid Patents. For the purposes of this covenant "platform development" means the development of nucleic acid measurement systems independent of the use of such systems to measure biological processes.

11. CONFIDENTIALITY AND NON-DISCLOSURE.

       11.1 CONFIDENTIALITY/NON-DISCLOSURE OF AGILENT CONFIDENTIAL INFORMATION. Licensee hereby agrees that: (a) the Agilent Technology, including but not limited to any Agilent-provided sequences, microarray design services, microarray designs, probes or probe designs, any Array Platform Product, Array Platform Product Enhancement and any Confidential Information of Agilent (including without limitation Agilent's proprietary information relating to any microarray probe, sequence or layout), is and shall be treated as the Confidential Information of Agilent ("Agilent Confidential Information"); (b) Licensee shall exercise at least the same degree of care to safeguard the confidentiality of Agilent's Confidential Information (including without limitation the Agilent Technology) as Licensee would exercise to safeguard Licensee's most confidential property (but in no event less than a reasonable degree of care); and (c) neither Agilent's Confidential Information nor any part thereof, including but not limited to any related documentation, shall be duplicated by Licensee or its employees or agents (except for normal security backup purposes) or in any way disclosed by Licensee or its employees or agents to Third Parties or other Entities, in whole or in part, without the prior written permission of Agilent, nor may any of Agilent's Confidential Information be used by Licensee or its employees or agents, except as authorized by this Agreement. Such prohibition on disclosures shall not apply to disclosures by Licensee to its employees, provided such disclosures are reasonably necessary to Licensee's use of the Agilent's Confidential Information as authorized hereunder, and provided further that Licensee shall ensure that the Agilent Confidential Information is not duplicated, disclosed or used by such employees in contravention of this Agreement, and be responsible for any unauthorized duplication, disclosure or use by said employees. It is expressly understood and agreed that the obligations of this Section shall survive the expiration or termination of this Agreement or any provision hereof.

       11.2 CONFIDENTIALITY/NON-DISCLOSURE OF LICENSEE CONFIDENTIAL INFORMATION. Agilent hereby agrees that the Licensee's Confidential Information shall include, but not be limited to Licensee's proprietary nucleotides, targets identified by Licensee, materials, data, information, designs, and Confidential Information ("Licensee Confidential Information") is and shall be treated as the Confidential Information of Licensee, and that: (a) Agilent shall exercise at least the same degree of care to safeguard the confidentiality of Licensee's Confidential Information (including without limitation the Licensee's proprietary information relating to any microarray probe, sequence or layout) as Agilent would exercise to safeguard Agilent's most confidential property (but in no event less than a reasonable degree of care); and (b) neither Licensee's Confidential Information nor any part thereof, including but not limited to any related documentation, shall be duplicated by Agilent or its employees or agents (except for normal security backup purposes) or in any way disclosed by Agilent or its employees or agents to Third Parties or other Entities, in whole or in part, without the prior written permission of Licensee, nor may any of Licensee's Confidential Information be used by Agilent or its employees or agents, except as authorized by this Agreement. Such prohibition on disclosures shall not apply to disclosures by Agilent to its employees, provided such disclosures are reasonably necessary to Agilent's use of the Licensee's Confidential Information as authorized hereunder, and provided further that Agilent shall ensure that Licensee's Confidential Information is not duplicated, disclosed or used by such employees in contravention of this Agreement, and be responsible for any unauthorized duplication, disclosure or use by said employees. It is expressly understood and agreed that the obligations of this Section shall survive the expiration or termination of this Agreement or any provision hereof.

       11.3 EQUITABLE RELIEF. The Parties acknowledge that any use or disclosure of the other Party's Confidential Information other than as specifically authorized in this Agreement or other written agreements between Agilent and Licensee may result in irreparable injury and damage to other Party. Accordingly, the Parties hereby agree that, in the event of use or disclosure of the other Party's Confidential Information other than as specifically authorized in this Agreement or in other written agreements between the Parties, the other Party shall be entitled to seek and obtain equitable relief from any appropriate judicial body.

12. TERMINATION.

       12.1 EXPIRATION. This Agreement shall expire one (1) year from the Effective Date unless it is earlier terminated pursuant to this Article 12.

       12.2 BASIS FOR TERMINATION BY AGILENT. Agilent shall have the right to terminate this Agreement and all licenses granted hereunder, immediately upon giving of written notice by Agilent and without further obligation or liability to Licensee, if (i) Licensee is delinquent in making payment of any sum due under this Agreement or any order accepted by Agilent pursuant to Article 2 hereof and continues to be delinquent for a period of seven (7) calendar days after the date on which such payment was due, and fails to make such payment within thirty
(30) days after receipt of notice to make such payment, or (ii) Licensee commits any other material breach of this Agreement and fails to remedy such breach within ten (10) calendar days after receipt of written notice from Agilent of such breach, or (iii) a Force Majeure event (as defined in Section 13.10) occurs that prevents either Party from performing any of its material obligations hereunder and such event continues for at least thirty (30) consecutive calendar days, or (iv) a Bankruptcy Event occurs with respect to Licensee, or (v) Agilent is enjoined by any Entity from selling and/or licensing all or any part of the Array Platform Products, subject to the remedy provisions of Section 8.2 with respect to infringement.

       12.3 BASIS FOR TERMINATION BY LICENSEE. Licensee shall have the right, without further obligation or liability to Agilent, to terminate this Agreement immediately upon giving of written notice to Agilent if: (i) Agilent commits any material breach of this Agreement and fails to remedy such breach within thirty
(30) days after receipt of written notice from Licensee of such breach, or (ii) a Force Majeure event occurs that prevents either Party from performing any of its material obligations hereunder and such event continues for at least thirty
(30) consecutive calendar days. Notwithstanding anything to the contrary in this Agreement, all of Licensee's rights and remedies under this Agreement, including but not limited to those under Sections 6, 7 and 8, shall automatically expire upon Licensee's termination of this Agreement.

       12.4 DISPOSITION OF LICENSED ITEMS ON TERMINATION. Upon the early termination of this Agreement for any reason, and if Licensee has not fully paid for the Array Platform Products as specified in Exhibit A, the licenses and all other rights granted to Licensee hereunder shall immediately cease, and Licensee shall immediately: (i) return all LP-2's and MR-2's together with all reproductions, modifications and Systems Upgrades of the LP-2's and MR-2's and all copies of any documentation, notes and other materials respecting the LP-2 and MR-2; and (ii) provide Agilent with a written certification that Licensee has complied with all of its obligations under this Section. Agilent's termination of this Agreement and/or repossession of the LP-2's and MR-2's and related documentation shall be without prejudice to any other remedies that Agilent may have under this Agreement, at law or in equity.

       12.5 In the event that Agilent elects to terminate this Agreement early, Licensee will, unless it or Agilent is otherwise prohibited by law, be afforded a reasonable wind-down period in order to complete unfinished work before which time the items listed in Section 12.4 shall be mandated for return and all other rights and grants to Licensee cease in accordance with that Section 12.4.

13. MISCELLANEOUS.

       13.1 WAIVER, AMENDMENT OR MODIFICATION. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder shall not be effective unless made in writing and signed by the Party against whom enforcement of such waiver, amendment or modification is sought. The terms of this Agreement shall not be added to, amended or modified by the terms of any purchase order, acknowledgement, or other form except for those orders issued by Licensee and accepted in writing by Agilent pursuant to Section 2 hereof. No failure or delay by either Party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof.

       13.2 NOTICE. All notices, demands or consents required or permitted under this Agreement shall be in writing and may be delivered in person, or via reputable overnight courier service, via confirmed facsimile transmission, or via certified or registered mail, with postage prepaid. Notices shall be effective when received, and shall be sent to the Parties at the following addresses:

                    LICENSEE: DIADEXUS INC.
                              3303 Octavius Drive,
                              Santa Clara, CA 95054
                              Attn.: Mohan Iyer
                              VP Business Development
                              408-330-5031
                              miyer@diadexus.com

                    AGILENT:  AGILENT TECHNOLOGIES, INC.
                              395 Page Mill Road
                              Palo Alto, CA 94306
                              Attn.: David Hildebrandt,
                              BSP Finance

                              Copy to:
                              AGILENT TECHNOLOGIES, INC.
                              395 Page Mill Road
                              Palo Alto, CA 94306
                              Attn.: Legal Department
                                     Counsel for CAG

Each Party may change its address for notices by written notice given to the other Party in accordance with the terms of this Section.

       13.3 ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto and with any orders issued by Licensee and accepted in writing by Agilent pursuant to Section 1 hereof, constitutes the entire agreement between the Parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations and/or agreements between the Parties in connection with the subject matter hereof except as specifically set forth or referred to herein.

       13.4 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their permitted successors, assigns and legal representatives, provided that Licensee may not assign this Agreement nor any right or remedy granted to it hereunder, in whole or in part, voluntarily or by operation of law, without Agilent's prior written consent. Any attempt by Licensee to do so without such consent shall be void.

       13.5 GOVERNING LAW; SEVERABILITY. The validity, construction and performance of this Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law applicable to choice of law. If any provision of this Agreement or the application of any such provision shall be held by a tribunal of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of this Agreement shall continue in full force and effect.

       13.6 COMPLIANCE WITH THE LAW. Licensee agrees that it will comply with all foreign, federal, state and local laws and regulations applicable to the use of the Array Platform Products.

       13.7 RELATIONSHIP OF THE PARTIES. Agilent and Licensee are each independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between them. Licensee shall have no authority to enter into agreements of any kind on behalf of Agilent, and shall have no power or authority to bind or obligate Agilent in any manner to any other Entity.

       13.8 SURVIVAL. The following Sections shall survive termination of this
Agreement: 1, 3.2, 3.3, 3.4, 3.5, 3.6, 5, 7.2, 8, 9,10 (as provided in that
Section 10), 11, 12.4, 13.

       13.9 PUBLICATION. Each Party shall have the right to disclose in general terms to the public, through press releases, marketing materials, and otherwise, that the two Parties have entered into a contractual relationship concerning Microarray technology; provided, however, that the details and substantive terms of this Agreement shall not be disclosed. Licensee shall cooperate and participate, as


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

requested by Agilent, in such publication. The costs of such publications shall be apportioned between Agilent and Licensee in accordance with the attached exhibit.

       13.10 FORCE MAJEURE. Except for Licensee's payment obligations, neither Party will be liable for any failure or delay in performance of any of its obligations under this Agreement or under any orders issued by Licensee and accepted in writing by Agilent pursuant to Section 1 hereof to the extent same is due to any event beyond the reasonable control of such Party, including without limitation, fire, flood, explosion, unavailability of utilities or raw materials, act of the other Party or any other Entity, unavailability of components, labor difficulties, war, riot, act of God, export control regulation, action or failure to act of any governmental authority, laws, regulations or judgments ("Force Majeure").

       13.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same Agreement.

       13.12 HEADINGS. The headings of sections and paragraphs in this Agreement and the exhibits attached hereto are inserted for ease of reference and shall not affect or govern the interpretation hereof.

       In witness whereof, the Parties have executed this Agreement to become effective as of the Effective Date.

AGILENT TECHNOLOGIES INC.               LICENSEE [diaDexus, Inc.]:


By:  /s/ DAVID J. HILDEBRANDT           By:     /s/ MOHAN S. IYER
---------------------------------       ----------------------------------------

     David J. Hildebrandt                       Mohan S. Iyer
---------------------------------       ----------------------------------------
        (PRINTED NAME)                             (PRINTED NAME)

Its:  Controller & Acting G.M.          Its:  V.P., Business Development
---------------------------------       ----------------------------------------
            (TITLE)                                    (TITLE)

      BIOSCIENCE PRODUCTS


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